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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549

                          ---------------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                        Securities Exchange Act of 1934


                        Date of Report: July 28, 1997



                       SONIC ENVIRONMENTAL SYSTEMS, INC.
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              (Exact name of Registrant as specified in charter)


    Delaware                          0-21832                  13-1949528
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(State or other               (Commission File No.)      (IRS Employer
jurisdiction of                                           Identification Number)
incorporation)



141 New Road, Parsippany, New Jersey                             07054
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(Address of principal executive offices)                       (Zip Code)


Registrant's telephone number, including area code:  (201) 882-9288
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ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

     On July 17, 1996, certain of Registrant's creditors instituted an involuntary liquidation proceeding against Registrant under Chapter 7 of the Federal Bankruptcy Code in the United States Bankruptcy Court for the District of New Jersey (#96-26268).

     Upon Registrant's motion, the Court converted this involuntary proceeding into a Chapter 11 voluntary reorganization proceeding on September 16, 1996, thereby permitting Registrant's management to remain in control of Registrant's business operations while attempting to formulate a reorganization plan that would be acceptable to both creditors and the Court.

     On March 7, 1997, Registrant filed a plan of reorganization with the Court. On or about April 21, 1997, Registrant filed a first amended plan of reorganization with the Court. On June 3, 1997, Registrant filed certain modifications to the first amended plan of reorganization with the Court (the plan of reorganization, as so amended and modified, is hereinafter referred to as the "Plan").

     On July 3, 1997, following approval of the Plan by the requisite number and percentage of Registrant's creditors and a confirmation hearing held by the Court on June 16, 1997, the Court entered an order confirming the Plan (the "Confirmation Order"), subject to certain non-material modifications therein as more fully set forth in the Confirmation Order.

     The Plan calls for Registrant's consolidation (the "Consolidation") with Turbotak Technologies, Inc. ("Turbotak"), a privately-owned Canadian company engaged in the design, manufacture and servicing of air pollution control equipment, to form a company which will be called TurboSonic Technologies, Inc. ("TurboSonic").

     The Plan provides that TurboSonic will have 10,000,000 shares of common stock outstanding following the Consolidation, of which 8,200,000 shares or 82% will be beneficially owned by Turbotak's present shareholders, and 1,255,700 shares or approximately 12.6% will be issued to Registrant's then shareholders on a pro rata basis. The balance of such 10,000,000 shares will be issued to Registrant's creditors and others as described in the Plan.

     The Plan also provides that all existing and outstanding shares of Registrant's common stock, as well as all outstanding warrants and options to purchase Registrant's common stock, will be cancelled.

     Upon completion of the Consolidation, Turbotak's secured claims against Registrant of approximately $940,000 will be extinguished.

     Registrant anticipates that the Consolidation will be completed no later than September 1997.

     Copies of the Plan and the Confirmation Order, as well as the most recent unaudited balance sheet of Registrant filed with the Court, are attached as exhibits hereto.
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 Item 7.        Financial Statements, Pro Forma Financial
                Information and Exhibits

                (c)       Exhibits

                99.1      First Amended Plan of Reorganization, as modified

                99.2      Bankruptcy Court Order
                          dated July 3, 1997 confirming
                          Registrant's plan of reorganization.

                99.3 Registrant's balance sheet (unaudited) as of April 30, 1997



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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Dated: July 28, 1997         SONIC ENVIRONMENTAL SYSTEMS, INC.
                                       (registrant)



                              By: /s/ Richard H. Hurd
                                  --------------------------------
                                  Richard H. Hurd
                                  President